UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 14, 2012

Vistaprint N.V.
__________________________________________
(Exact name of registrant as specified in its charter)

Netherlands	000-51539	98-0417483
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

Hudsonweg 8, Venlo, Netherlands		5928 LW
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	31 77 850 7700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 8.01 Other Events.

Vistaprint N.V. is filing this report to announce that on February 2, 2012 Vistaprint's Supervisory Board authorized the repurchase of up to 4,015,127 ordinary shares of Vistaprint on the open market (including block trades that satisfy the safe harbor provisions of Rule 10b-18 pursuant to the Securities Exchange Act of 1934) or in one or more self tender offers. This is Vistaprint's second repurchase program pursuant to a resolution adopted by its shareholders at the Extraordinary General Meeting of Shareholders on September 30, 2011 authorizing the repurchase of up to 20% of Vistaprint's outstanding ordinary shares. Vistaprint previously announced on October 3, 2011 a share repurchase program for the first tranche of shares pursuant to the shareholder authorization, and there are 178,270 Vistaprint ordinary shares remaining that may be repurchased under that first program.

Vistaprint's management will determine the timing and amount of shares repurchased, if any, based on its evaluation of market conditions and other factors and the purchase parameters set by Vistaprint's shareholders and the Supervisory Board. The Supervisory Board's share repurchase authorization expires on March 30, 2013, and Vistaprint may suspend or discontinue the repurchase program at any time. Any repurchased shares will be available for use in connection with Vistaprint's equity compensation plans and corporate acquisitions, and Vistaprint expects to fund the repurchase program by using its working capital or by drawing on its credit facility or other forms of debt financing.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vistaprint N.V.

May 14, 2012	By:	/s/Michael C. Greiner

Name: Michael C. Greiner
Title: Chief Accounting Officer